UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 28, 2008

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	1-7699	95-1948322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3125 Myers Street, Riverside, California  92503-5527

(Address of principal executive offices)

Registrant’s telephone number, including area code    (951) 351-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On April 28, 2008, Fleetwood Enterprises, Inc. (the “Company”) and Fleetwood Holdings, Inc., a wholly owned subsidiary of the Company (the “Seller”), entered into a Stock Purchase Agreement (the “Original Stock Purchase Agreement”) with FTCA, LLC (the “Stock Buyer”) pursuant to which the Stock Buyer agreed to purchase all of the outstanding stock of Fleetwood Folding Trailers, Inc., a wholly owned subsidiary of the Seller (“Folding Trailers”).  On May 12, 2008, the Company and the Seller entered into an Amended and Restated Stock Purchase Agreement (the “Amended and Restated Stock Purchase Agreement”) with the Stock Buyer and FTCA Real Estate, LLC (the “Real Estate Buyer”), which amended and restated the Original Stock Purchase Agreement in its entirety prior to the consummation of the transactions contemplated thereby.  Pursuant to the terms of the Amended and Restated Stock Purchase Agreement, on May 12, 2008, Folding Trailers entered into an Agreement of Sale and Purchase (the “Real Estate Purchase Agreement”) with the Real Estate Buyer providing for the purchase by the Real Estate Buyer of the real estate associated with the Folding Trailers operation.  The Stock Buyer and the Real Estate Buyer are both affiliates of Blackstreet Capital Partners, L.P.

The descriptions of the Amended and Restated Stock Purchase Agreement and the Real Estate Purchase Agreement above are not complete and are qualified in their entirety by reference to the full text of the Amended and Restated Stock Purchase Agreement and the Real Estate Purchase Agreement, respectively.  A copy of the Amended and Restated Stock Purchase Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.  A copy of the Real Estate Purchase Agreement is filed as Exhibit 2.2 to this Form 8-K and is incorporated in this Item 1.01 by reference.

The information set forth in Item 2.01 hereof is hereby incorporated by reference in this Item 1.01.

Item 2.01.       Completion of Acquisition or Disposition of Assets.

On May 12, 2008, the Company and the Seller completed the sale of the stock of Folding Trailers to the Stock Buyer pursuant to the Amended and Restated Stock Purchase Agreement, and Folding Trailers completed the sale of the real estate associated with the Folding Trailers operation to the Real Estate Buyer pursuant to the Real Estate Purchase Agreement.

The aggregate purchase price for the real estate and the stock combined was $10.71 million, subject to certain post-closing adjustments as set forth in the amended and restated Stock Purchase Agreement. In connection with the sale, both the Stock Buyer and the Real Estate Buyer assumed substantially all of the operating assets and liabilities of Folding Trailers, including ongoing warranty obligations but excluding pending litigation. The sale is expected to result in a loss of approximately $7.6 million after transaction costs, of which $6.3 million is attributable to the write-down of goodwill. The Company will reflect Folding Trailers as discontinued operations in the fourth quarter of fiscal 2008 and will record the loss in the same period.

The Company will use $3,664,428 of the proceeds of the sale to partially prepay the outstanding principal balance of the Company’s term loan under the Third Amended and Restated Credit Agreement among the Company, the Seller, Bank of America, N.A. and certain other lenders, as amended.

The information set forth in Item 1.01 hereof is incorporated by reference in this Item 2.01.

The unaudited proforma financial statements of the Company with respect to the transaction described in this Item 2.01 are included in Item 9.01(b) below.

Item 9.01                Financial Statements and Exhibits.

(b)	Proforma Financial Information.

The proforma financial information required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)	Exhibits.

2.1

Amended and Restated Stock Purchase Agreement dated as of May 12, 2008 (Schedules and exhibits to the Amended and Restated Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

2.2

Agreement of Sale and Purchase dated as of May 12, 2008 (Exhibits to the Agreement of Sale and Purchase have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.)

99.1

Unaudited proforma condensed consolidated financial statements of the Company as of January 27, 2008 and April 29, 2007, and for the nine months ended January 27, 2008 and each of the three years in the period ended April 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date:	May 16, 2008

		By:	/s/ Leonard J. McGill
Leonard J. McGill
Senior Vice President,
General Counsel and Secretary